EXHIBIT 23.2
------------













CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-42183) pertaining to the LaSalle Partners Incorporated Employee Stock Purchase Plan, LaSalle Partners Incorporated 1997 Stock Award and Incentive Plan and LaSalle Partners Incorporated Stock Compensation Program of our report dated October 20, 1998 with respect to the consolidated financial statements of Jones Lang Wootton - Scotland included in the Current Report on Form 8-K of LaSalle Partners Incorporated dated October 22, 1998 filed with the Securities and Exchange Commission.






                                             /S/ ERNST & YOUNG



GLASGOW, SCOTLAND

DECEMBER 4, 1998